Exhibit 99.1

Contacts:
Barbara Brungess	Amy Langan
Vice President, Corporate & Investor Relations	Vice President, Marketing
AmerisourceBergen	PharMEDium
(610)-727-7199	(847)-457-2327
bbrungess@amerisourcebergen.com	alangan@pharmedium.com

AmerisourceBergen to Acquire PharMEDium Healthcare Holdings, Inc.

Valley Forge, PA and Lake Forest, IL, October 6, 2015—AmerisourceBergen (NYSE:ABC) today announced that it has signed a definitive agreement to purchase PharMEDium Healthcare Holdings, Inc., the privately held leading national provider of outsourced compounded sterile preparations (CSPs) to acute care hospitals in the United States, from Clayton, Dubilier & Rice for $2.575 billion in cash, subject to certain adjustments and on a cash-free, debt-free basis.  The acquisition is expected to be $0.22 to $0.26 accretive to the Company’s adjusted earnings per share in fiscal 2016 on a net basis, and is expected to generate approximately $30 million in synergies by fiscal 2018.  The transaction is subject to regulatory review and other customary closing conditions, and is expected to close in the first quarter of fiscal 2016, which ends December 31, 2015.  This acquisition was not contemplated in the previous guidance the Company gave for adjusted earnings per share growth in fiscal 2016 in the low teens range on a percentage basis.  Therefore, upon closing, the contribution from the acquisition will be incremental to our previous expectations.
PharMEDium is the premier provider of customized outsourced CSPs that meet specific hospital and physician clinical needs and quality standards in formulations that are not otherwise commercially available.  PharMEDium will become a part of AmerisourceBergen Drug Corporation.  “The acquisition of PharMEDium strengthens our core business and meaningfully expands our innovative service offerings for health systems,” said Steven H. Collis, AmerisourceBergen President and Chief Executive Officer.  “PharMEDium’s impressive track record of growth and proven ability to consistently deliver high quality CSPs in key therapeutic areas make them the undisputed leader in an important growth area of the U.S. healthcare market.  PharMEDium is a compelling addition to our business, which allows us to provide differentiated offerings and further increases our ability to drive both value and efficiency for our health systems customers in a way that enhances patient safety and helps improve patient outcomes.”
“We are excited about this transaction, which brings together two great brands built on the same strong foundation of patient safety and quality, service excellence and value to our customers,” said William R. Spalding, PharMEDium Chief Executive Officer.  “We are confident in our ability to leverage the depth and breadth of the AmerisourceBergen organization to further enhance the efficiency and effectiveness of our hospital pharmacy CSP services and solutions.”

PharMEDium delivers “sterile to sterile” CSPs in a ready to use form with enhanced safety, labeling, sterility assurance, and extended expiration dating supported by appropriate studies that often exceeds what hospital pharmacies can accomplish on their own.  The CSPs are prepared in state-of-the-art, FDA and state board of pharmacy inspected facilities, using only FDA-approved or allowed drugs in finished dosage form and FDA-approved diluents and FDA-cleared containers.  PharMEDium maintains 4 compounding facilities, provides a broad range of 2,000 SKUs and serves over 3,000 hospital customers across all 50 states.
Morgan Stanley & Co. LLC acted as financial advisor, and Cravath, Swaine & Moore LLP provided legal counsel to AmerisourceBergen.  J.P. Morgan Securities LLC and Credit Suisse acted as financial advisors, and Debevoise & Plimpton LLP and K&L Gates LLP provided legal counsel to PharMEDium.
AmerisourceBergen will host a conference call October 6, 2015 at 8:30 am Eastern time to discuss the transaction.  The conference call can be accessed by dialing (612) 288-0340.  No access code is required.  The live call can also be accessed via a webcast provided on the Investors pages at www.amerisourcebergen.com.  The webcast will be archived on the site for at least 30 days.  A telephone replay will be available for 7 days by dialing 800-475-6701 or 320-365-3844, and entering access code 370643.

About AmerisourceBergen

AmerisourceBergen is one of the largest global pharmaceutical sourcing and distribution services companies, helping both healthcare providers and pharmaceutical and biotech manufacturers improve patient access to products and enhance patient care. With services ranging from drug distribution and niche premium logistics to reimbursement and pharmaceutical consulting services, AmerisourceBergen delivers innovative programs and solutions across the pharmaceutical supply channel in human medicine and animal health. With over $120 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs approximately 16,000 people. AmerisourceBergen is ranked #16 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

About Clayton, Dubilier & Rice

Founded in 1978, Clayton, Dubilier & Rice is a private investment firm with a strategy predicated on building stronger, more profitable businesses. Since inception, CD&R has managed the investment of $21 billion in 65 businesses with an aggregate transaction value of approximately $100 billion. In addition to PharMEDium, recent healthcare investments include AssuraMed, Envision Healthcare, Healogics and Vets First Choice.  To learn more about CD&R, please visit www.cdr-inc.com.

About PharMEDium

PharMEDium is the nation’s leading provider of compounded sterile preparations. PharMEDium’s complete and total commitment to advancing patient safety is embodied through first-in-class labeling, packaging and cutting-edge bar code scanning technology designed to help reduce the potential for medication errors. Founded in 2003, PharMEDium serves over 3,000 acute care hospitals nationwide through four centers located in Tennessee, Mississippi, Texas and New Jersey. PharMEDium’s state-of-the-art 503B Outsourcing Facilities are registered with the FDA and licensed by the states.  Highly trained and qualified personnel adhere to rigorous quality standards and applicable cGMPs using only FDA-approved or allowed sterile drugs and FDA-cleared sterile containers in its preparations.  As a trusted partner to its hospital customers, PharMEDium reliably and consistently meets their need for customized, ready to use admixtures essential to their on-going operations. For more information, please visit www.pharmedium.com.

AmerisourceBergen's Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this news release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as "expect," "likely," "outlook," "forecast," "would," "could," "should," "can," "will," "project," "intend," "plan," "continue," "sustain," "synergy," "on track," "believe," "seek," "estimate," "anticipate," "may," "possible," "assume," variations of such words, and similar expressions are intended to identify such forward-looking statements.  These statements are based on management's current expectations and are subject to uncertainty and change in circumstances. These statements are not guarantees of future performance and are based on assumptions that could prove incorrect or could cause actual results to vary materially from those indicated.  Such forward-looking statements include the anticipated changes in the business environment in which AmerisourceBergen operates and in AmerisourceBergen's future operating results relating to the potential benefits of a transaction with PharMEDium Healthcare Holding, Inc. (PharMEDium) and the ability of AmerisourceBergen and PharMEDium to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the transaction set forth in the Merger Agreement.  Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the Merger; the possibility that various conditions to the consummation of the Merger may not be satisfied or waived; the effects of disruption from the transactions on the respective businesses of AmerisourceBergen and PharMEDium and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; and other risks and uncertainties pertaining to the business of AmerisourceBergen detailed in its filings with the Securities and Exchange Commission (the “SEC”) from time to time.  Forward-looking statements in this document should be evaluated together with the many uncertainties that affect AmerisourceBergen’s businesses, particularly those mentioned in the risk factors and other cautionary statements in AmerisourceBergen’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and in AmerisourceBergen’s other reports filed with the SEC.  The reader is cautioned not to rely unduly on these forward-looking statements. AmerisourceBergen expressly disclaims any intent or obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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